                                                                    EXHIBIT 5.1
                      [HAYNES AND BOONE, LLP LETTERHEAD]

                                                        November 3, 1999

Callon Petroleum Company
200 North Canal St.
Natchez, MS 39120

Ladies and Gentlemen:

           We have acted as counsel to Callon Petroleum Company, a Delaware corporation (the "Company"), in connection with preparation of a Registration Statement on Form S-3, Registration Number 333-87945 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement was declared effective by the SEC on October 6, 1999. We have also acted as counsel to the Company with respect to the preparation of a Prospectus Supplement (the "Prospectus Supplement") for filing with the SEC pursuant to Rule 424 of the Act. The Prospectus Supplement relates to the offering by the Company of up to 3,680,000 shares (including 480,000 shares subject to an over-allotment option granted by the Company to the underwriters offering the Shares) of the Company's Common Stock, $.01 par value (the "Shares"), covered by the Registration Statement. The Company is selling the Shares to the underwriters offering the Shares pursuant to an Underwriting Agreement dated November 3, 1999 between the Company and A.G. Edwards & Sons, Inc., Howard, Weil, Labouisse, Friedrichs Incorporated, Johnson Rice & Company L.L.C. and Morgan Keegan & Company, Inc. (the "Underwriting Agreement"). In connection with the Prospectus Supplement certain legal matters in connection with the Shares are being passed upon for you by us.

           We have made such inquiries and examined originals, or copies certified or otherwise proved to our satisfaction, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered necessary or appropriate for the purposes of giving this opinion, including the examination of the Certificate of Incorporation and Bylaws of the Company, each as amended to date. We have relied upon the accuracy of facts and information set forth in all such documents and assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals from which all such copies were made and the due authorization, execution, delivery or recordation of all documents where due authorization, execution, delivery or recordation are prerequisites to the effectiveness thereof.

Callon Petroleum Company
November 3, 1999
Page 2

           Based on the foregoing, and subject to the limitations below, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

           The foregoing opinion is limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

           This opinion letter has been prepared for your use in connection with the Prospectus Supplement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

           We hereby consent to the filing of this opinion of counsel as an exhibit to a Current Report on Form 8-K and the incorporation by reference of this opinion in the Registration Statement. We also consent to the reference to our Firm under the heading "Validity of the Common Stock" in the Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP